Exhibit 99.1
For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com
Investor Relations Contact:
Dennis Klaeser
Chief Financial Officer
312-564-1700
dklaeser@pvtb.com
For Immediate Release
PrivateBancorp Receives Preliminary Approval for $244 Million
Investment by the U.S. Treasury Under the Capital Purchase Program
     CHICAGO, January 26, 2009 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it has received preliminary approval from the U.S. Department of the Treasury to participate in its Capital Purchase Program (“the Program”) under the Emergency Economic Stabilization Act of 2008. PrivateBancorp received preliminary approval for a $244 million investment.
     Under the Program’s standard terms, PrivateBancorp expects to issue to the U.S. Treasury $244 million in senior preferred stock, which will pay cumulative dividends at a rate of 5 percent per year for five years. The rate will increase to 9 percent per year thereafter if the preferred shares are not redeemed by the company. In addition to the preferred stock, PrivateBancorp also expects to issue to the U.S. Treasury warrants to purchase 1,290,026 shares of common stock of PrivateBancorp having an exercise price of $28.35 per share and an aggregate market value equal to 15 percent of the U.S. Treasury’s senior preferred investment. The terms and conditions of the transaction are expected to conform to those provided by the U.S. Treasury.
     Details of the standard terms, including certain restrictions on dividends and share repurchases, can be found on the Treasury Department website at http://treas.gov/initiatives/eesa. The anticipated sale of the preferred shares and the warrants will be contingent upon completion of transaction documents to be provided by the U.S. Treasury and the satisfaction of closing conditions contained therein.

     “Since launching the Strategic Growth Plan in late 2007, PrivateBancorp has taken proactive steps to ensure it remains well-capitalized,” said Larry Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “This additional capital infusion will allow us to continue to meet the lending needs of our clients. We reported strong loan growth throughout 2008, a sign that clients appreciate and value our relationship focus particularly in the current market environment.”
About PrivateBancorp, Inc.
     PrivateBancorp, Inc. is a growing diversified financial services company with 23 offices in nine states and more than $10 billion in assets as of December 31, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families. To learn more, visit us at www.theprivatebank.com.
Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements include, but are not limited to, our ability to complete the transaction with the U.S. Treasury in a timely manner, or at all, unforeseen difficulties and higher than expected costs associated with the continued implementation of our Strategic Growth Plan, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; further deterioration in asset quality; the failure to obtain on terms acceptable to us, or at all, the capital necessary to fund our growth and maintain our regulatory capital ratios above the “well-capitalized” threshold; the need to continue to increase our allowance for loan losses; additional charges related to asset impairments; insufficient liquidity/funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies; adverse developments in the Company’s loan or investment portfolios; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continual negative economic conditions; competition; unforeseen difficulties in integrating new hires; failure to improve operating efficiencies through expense controls; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.